[PNM Resources, Inc. Letterhead]

Exhibit 5.1

May 17, 2017

Public Service Company of New Mexico
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289

Ladies and Gentlemen:

I, as Associate General Counsel, PNM Resources, Inc., am acting as counsel for Public Service Company of New Mexico, a New Mexico corporation (the “Company”), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the registration of senior unsecured notes of the Company (the “Notes”) under the Securities Act of 1933, as amended (the “Act”) and the proposed sale of the Notes from time to time pursuant to Rule 415 under the Act. The Notes are to be issued under an indenture dated as of August 1, 1998, as previously supplemented and amended (the “Indenture”), between the Company and MUFG Union Bank (ultimate successor to The Chase Manhattan Bank), as trustee (the “Trustee), and as may be further supplemented and amended by one or more supplemental indentures (each, a “Supplemental Indenture”). The Indenture is filed as an exhibit to the Registration Statement; the forms of the Supplemental Indentures and the Notes will be filed, as necessary, as exhibits to a Form 8-K incorporated by reference into the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 60l(b)(5)(i) of Regulation S-K promulgated under the Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture.
I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Indenture and such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation and the Bylaws of the Company and (ii) the resolutions of the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement, the offering of the Notes. In my capacity as counsel, I have either participated in the preparation of or have reviewed and am familiar with the Registration Statement and exhibits thereto.
In making such examination and rendering the opinions set forth below, I have assumed without verification (i) that all documents submitted to me as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to me are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to me as copies conform to authentic original documents and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established by action of the Board, a duly authorized committee of the Board or duly authorized officers of the Company.
To the extent that the obligations of the Company with respect to the Notes may be dependent upon such matters, I assume for purposes of this opinion that the other party under the Indenture or any Supplemental Indenture, namely, the trustee named therein, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture or any Supplemental Indenture; that such Indenture or any Supplemental Indenture has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Indenture or any Supplemental Indenture with all applicable laws and regulations; that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture or any Supplemental Indenture; and that the individuals who will sign each Supplemental Indenture will have, as of the date such Supplemental Indenture is executed and delivered, the legal capacity to execute such Supplemental Indenture.
In respect only of the laws of the State of New Mexico, and subject to the assumptions, qualifications and limitations set forth in this opinion letter, it is my opinion that (1) the Company is a validly existing corporation and is in good standing under the laws of the state of New Mexico, (2) the Company has the corporate power and authority to issue the Notes, and (3) with respect to the Notes (a) after the Board has taken action to authorize the issuance and establish the specific terms of such Notes, the terms of the offering of the Notes and related matters, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with and (c) any applicable regulatory approvals have been obtained, then all necessary corporate action to authorize the issuance of the Notes shall have been obtained.
I am a member of the bar of the State of New Mexico and express no opinion as to matters governed by any laws other than the laws of the State of New Mexico, except that I express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, New Mexico), municipal law or the laws of any local agencies within any state (including, without limitation, New Mexico). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the use of my name under the caption “Legal Matters” in any prospectus or prospectus supplement comprising a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
This opinion is expressed as of the effective date of the Registration Statement and I do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that thereafter comes to my attention, or any change in law that may occur thereafter.

Very truly yours,

By: /s/ Leonard D. Sanchez, Esq.
Leonard D. Sanchez, Esq.
Associate General Counsel
PNM Resources, Inc.

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